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                                                                    EXHIBIT 23.1










                CONSENT OF GRANT THORNTON, INDEPENDENT AUDITORS
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                CONSENT OF GRANT THORNTON, INDEPENDENT AUDITORS



     We have issued our report dated January 17, 1997, accompanying the consolidated financial statements of First Commonwealth Financial Corporation and subsidiaries, as of December 31, 1996, and for the years ended December 31, 1996 and 1995, included in the Annual Report on Form 10-K for the year ended December 31, 1997, which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report and to the use of our name as it appears under the caption "Experts."

                                        /s/ GRANT THORNTON LLP

Philadelphia, Pennsylvania
September 3, 1998